UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A/A

(Amendment No. 1 to the Form 8-A

filed on October 29, 2010)

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

THE FRESH MARKET, INC.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina (prior to reincorporation) Delaware (after reincorporation)	56-1311233
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Title of Each Class To Be So Registered	Name of Each Exchange On Which Each Class Is To Be Registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-166473

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Registrant’s common stock, par value $0.01 per share, is set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-166473), filed with the Securities and Exchange Commission on May 3, 2010, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description and prospectus are incorporated herein by reference.

Item 2.	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE FRESH MARKET, INC.

By:	/s/ Craig Carlock
Name:	Craig Carlock
Title:	Chief Executive Officer

Dated: November 4, 2010